UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 7, 2011

Preformed Line Products Company
(Exact name of registrant as specified in its charter)

Ohio	0-31164	34-0676895
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

660 Beta Drive Mayfield Village, Ohio	44143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (440) 461-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 7, 2011, Preformed Line Products Company amended its unsecured Line of Credit Note and Loan Agreement (the “Credit Facility”) with PNC Bank, National Association (the “Amendment”).  The Amendment increases the maximum amount under the Credit Facility to $70 million, and extends the term of the Credit Facility from January 1, 2012 to January 1, 2015.  The rest of the terms of the Credit Facility remain unchanged following the Amendment, including (i) an interest rate of LIBOR plus 1.125%, (ii) customary covenants for a facility of its type, including financial covenants, and (iii) the quarterly payment of a commitment fee of 0.20% on the average daily unused balance.  Copies of the Amendment documents are filed herewith as Exhibit 10.1 and Exhibit 10.2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

10.1	Amendment to Loan Agreement dated November 7, 2011 by and between the Company and PNC Bank, National Association.

10.2	Second Amended and Restated Line of Credit Note dated November 7, 2011 by and between the Company and PNC Bank, National Association.

PREFORMED LINE PRODUCTS COMPANY

/s/ Caroline S. Vaccariello
Caroline S. Vaccariello, General Counsel &
Corporate Secretary
Dated:  November 9, 2011

Exhibit Index

10.1	Amendment to Line of Credit Note and Loan Agreement dated November 7, 2011 by and between the Company and PNC Bank, National Association.

10.2	Second Amended Restated Line of Credit Note dated November 7, 2011 by and between the Company and PNC Bank, National Association.